Exhibit 4.1

SERIES 2018-1, CLASS C-2023
INDENTURE SUPPLEMENT

between

CROWN CASTLE TOWERS LLC
CROWN CASTLE SOUTH LLC
CROWN COMMUNICATION LLC
CROWN CASTLE TOWERS 05 LLC
CROWN CASTLE PR LLC
CROWN CASTLE MU LLC
CROWN CASTLE MUPA LLC

as Issuers

and

The Bank of New York Mellon,
as successor to
The Bank of New York
as successor to
JPMorgan Chase Bank, N.A.

as Indenture Trustee

dated as of July 11, 2018

Authorizing the Issuance of
$250,000,000
Senior Secured Tower Revenue Notes, Series 2018-1, Class C-2023

-i-

ARTICLE VI APPLICABILITY OF INDENTURE		10

Section 6.01.	Applicability.	10

-ii-

SERIES 2018-1, CLASS C-2023
INDENTURE SUPPLEMENT

THIS SERIES 2018-1, Class C-2023 INDENTURE SUPPLEMENT (this “Series 2018-1, Class C-2023 Indenture Supplement”), dated as of July 11, 2018, is between CROWN CASTLE TOWERS LLC, a Delaware limited liability company (the “Issuer Entity”), CROWN CASTLE SOUTH LLC, a Delaware limited liability company, CROWN COMMUNICATION LLC, a Delaware limited liability company (together with the Issuer Entity, the “Initial Issuers”), CROWN CASTLE TOWERS 05 LLC, a Delaware limited liability company, CROWN CASTLE PR LLC, a Puerto Rico limited liability company, CROWN CASTLE MU LLC, a Delaware limited liability company and CROWN CASTLE MUPA LLC, a Delaware limited liability company (collectively, the “Additional Issuers”, and, together with the Initial Issuers, the “Issuers”), and The Bank of New York Mellon (as successor to The Bank of New York as successor to JPMorgan Chase Bank, N.A.), a New York banking corporation, as indenture trustee and not in its individual capacity (in such capacity, the “Indenture Trustee”).

RECITALS

WHEREAS, the Initial Issuers entered into an Indenture, dated as of June 1, 2005 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), between the Initial Issuers and the Indenture Trustee;

WHEREAS, the Initial Issuers and Crown Castle PT Inc., a Delaware corporation, Crown Communication New York, Inc., a Delaware corporation, and Crown Castle International Corp. de Puerto Rico, a Puerto Rico corporation (the “Disposed Entities”), entered into the Series 2005‑1 Indenture Supplement, dated as of June 1, 2005, between the Initial Issuers, the Disposed Entities and the Indenture Trustee, pursuant to which, along with the Indenture, the Initial Issuers and the Disposed Entities issued the Series 2005‑1 Notes;

WHEREAS, the Initial Issuers and the Disposed Entities entered into the indenture supplement, dated as of September 26, 2006, between the Initial Issuers, the Disposed Entities and the Indenture Trustee, pursuant to which the Initial Issuers amended certain provisions of the Indenture;

WHEREAS, each Additional Issuer became an Issuer under the Indenture pursuant to the Series 2006-1 Indenture Supplement, dated as of November 29, 2006, between the Issuers, the Disposed Entities and the Indenture Trustee, pursuant to which, along with the Indenture, the Issuers and the Disposed Entities issued the Series 2006-1 Notes, and agreed to be bound by and perform all of the obligations of an Issuer under the Indenture and the other Transaction Documents and, upon the designation of the Additional Issuers as Asset Entities under the Indenture, the Tower Sites of the Additional Issuers were added to the Assets supporting the Notes in accordance with Section 2.12 of the Indenture;

WHEREAS, the Issuers and the Disposed Entities entered into the Series 2010-1 Indenture Supplement, dated as of January 15, 2010, between the Issuers, the Disposed Entities and the Indenture Trustee, the Series 2010-2 Indenture Supplement, dated as of January 15, 2010, between the Issuers, the Disposed Entities and the Indenture Trustee and the Series 2010-3

Indenture Supplement, dated as of January 15, 2010, between the Issuers, the Disposed Entities and the Indenture Trustee, pursuant to which, along with the Indenture, the Issuers and the Disposed Entities issued the Series 2010-1 Notes (the “Series 2010-1 Notes”), the Series 2010-2 Notes (the “Series 2010-2 Notes”) and the Series 2010-3 Notes (the “Series 2010-3 Notes”), respectively, and made certain amendments to the Indenture;

WHEREAS, the Issuers and the Disposed Entities entered into the Series 2010-4 Indenture Supplement, dated as of August 16, 2010, between the Issuers, the Disposed Entities and the Indenture Trustee, the Series 2010-5 Indenture Supplement, dated as of August 16, 2010, between the Issuers, the Disposed Entities and the Indenture Trustee and the Series 2010-6 Indenture Supplement, dated as of August 16, 2010, between the Issuers, the Disposed Entities and the Indenture Trustee, pursuant to which, along with the Indenture, the Issuers and the Disposed Entities issued the Series 2010-4 Notes (the “Series 2010-4 Notes”), the Series 2010-5 Notes (the “Series 2010-5 Notes”) and the Series 2010-6 Notes (the “Series 2010-6 Notes” and together with the Series 2010-1 Notes, Series 2010-2 Notes, Series 2010-3 Notes, Series 2010-4 Notes and Series 2010-5 Notes, the “Series 2010 Notes”), respectively;

WHEREAS, pursuant to a supplement to the Indenture and an omnibus release agreement, both dated as of June 30, 2014, the Disposed Entities ceased to constitute Asset Entities and Issuers under, and for all purposes of, the Indenture and the Notes and all liens on the collateral related to the Tower Sites of such Disposed Entities were released;

WHEREAS, the Issuers entered into the Series 2015-1 Indenture Supplement, dated as of May 15, 2015, between the Issuers and the Indenture Trustee and the Series 2015-2 Indenture Supplement, dated as of May 15, 2015, between the Issuers and the Indenture Trustee, pursuant to which, along with the Indenture, the Issuers issued the Series 2015-1 Notes (the “Series 2015-1 Notes”) and the Series 2015-2 Notes (the “Series 2015-2 Notes”), respectively, and made certain amendments to the Indenture (the “2015 Amendments”) which become effective from and after the date that no Series 2010 Notes remain Outstanding;

WHEREAS, the Issuers desire to enter into this Series 2018-1, Class C-2023 Indenture Supplement in order to (i) issue Additional Notes pursuant to the terms of the Indenture and Section 2.12 thereof, (ii) set forth certain terms of the Series 2018-1, Class C-2023 Notes (as defined below) and (iii) make the Risk Retention Amendments (as defined below);

WHEREAS, the Issuers desire to adopt the Risk Retention Amendments in accordance with Section 13.01 of the Indenture in order to comply with the Risk Retention Rules (as defined in the Risk Retention Amendments);

WHEREAS, the Issuers have duly authorized the issuance of $250,000,000 of Senior Secured Tower Revenue Notes, Series 2018-1, consisting of one Class designated as Class C-2023 (such Series 2018-1, Class C-2023 Notes being referred to herein as the “Series 2018-1, Class C-2023 Notes”), and the Indenture Trustee has agreed to the issuance of the Series 2018-1, Class C-2023 Notes as Additional Notes under the Indenture;

WHEREAS, the Issuers have also duly authorized the issuance, concurrently herewith, of $750,000,000 of Senior Secured Tower Revenue Notes, Series 2018-2 under the

Series 2018-2, Class C-2028 Indenture Supplement, dated as of the date hereof, between the Issuers and the Indenture Trustee, consisting of one Class designated as Class C-2028 (such Series 2018-2, Class C-2028 Notes being referred to herein as the “Series 2018-2, Class C-2028 Notes”), and $52,700,000 of Senior Secured Tower Revenue Notes, Series 2018-1 under the Series 2018-1, Class R-2028 Indenture Supplement, dated as of the date hereof, between the Issuers and the Indenture Trustee, consisting of one Class designated as Class R-2028 (such Series 2018-1, Class R-2028 Notes being referred to herein as the “Series 2018-1, Class R-2028 Notes”), and the Indenture Trustee has agreed to the issuance of the Series 2018-2, Class C-2028 Notes and the Series 2018-1, Class R-2028 Notes under the Indenture;

WHEREAS, the net proceeds of the offering of the Series 2018-1, Class C-2023 Notes and the Series 2018-2, Class C-2028 Notes shall be applied as set forth in the Offering Memorandum, including for the prepayment of all indebtedness under the Series 2010-6 Notes and, upon the prepayment of all indebtedness under the Series 2010-6, no Series 2010 Notes will be Outstanding and the 2015 Amendments will become effective;

WHEREAS, the Series 2018-1, Class C-2023 Notes constitute Notes as defined in the Indenture; and

WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth;

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.   Definitions.

All defined terms used herein and not defined herein shall have the meaning ascribed to such terms in the Indenture.  All words and phrases defined in the Indenture shall have the same meaning in this Series 2018-1, Class C-2023 Indenture Supplement, except as otherwise appears in this Article.  In addition, the following terms have the following meanings in this Series 2018-1, Class C-2023 Indenture Supplement unless the context clearly requires otherwise:

“2015 Amendments” shall have the meaning ascribed to it in the Recitals hereto.

“Allocated Note Amount” for (x) any Tower Site will be equal to the sum of (i) $10,000 for each Tower Site plus (ii) the product of (A) a percentage determined as of the Closing Date with respect to such Tower Site based on the positive Annualized Run Rate Net Cash Flow generated by such Tower Site as of March 31, 2018, divided by the total Annualized Run Rate Net Cash Flow generated by all Tower Sites having a positive Annualized Run Rate Net Cash Flow as of as of March 31, 2018 and (B) the Outstanding principal balance of the Series 2015-1 Notes, the Series 2015-2 Notes, the Series 2018-1, Class C-2023 Notes, the Series 2018-2, Class C-2028 Notes and the Series 2018-1, Class R-2028 Notes as of the respective Closing Dates applicable thereto minus the aggregate amount allocated pursuant to clause (i)

above and (y) for any Tower Site which is a replacement Tower Site in connection with a property substitution, the aggregate Allocated Note Amount of all Tower Sites replaced by such Tower Site. Schedule I sets forth the Allocated Note Amount for each Tower Site.

“Annualized Run Rate Net Cash Flow” shall mean, for any Tower Site as of any date of determination, the Annualized Run Rate Revenue for such Tower Site as of such date, less the sum as of such date, of (i) annualized current real estate and personal property taxes (including payments in lieu of taxes), any ground lease payments (including payments relating to the Cingular Sublease) with respect to such Tower Site, (ii) trailing twelve month expenses in respect of such Tower Site for insurance, maintenance (including maintenance capital expenditures), utilities, licenses and permits, and (iii) a management fee equal to 7.5% (or, if the Manager is not Crown International or any of its subsidiaries, a Management Fee equal to a percentage not exceeding 10%) of the Annualized Run Rate Revenue for such Tower Site.

“Annualized Run Rate Revenue” shall mean, as of any date of determination, for any Tower Site, the net annualized rent payable by Tenants for occupancy of a Tower Site as of such date (including site maintenance fees paid, license, easement, and similar fees and revenues pursuant to the Cingular Sublease and fees received as to Economic Benefit Sites and Managed Tower Sites).

“Anticipated Repayment Date” shall mean, with respect to the Series 2018-1, Class C-2023 Notes, the Payment Date in July 2023.

“Closing Date” shall mean, with respect to the Series 2018-1, Class C-2023 Notes, July 11, 2018.

“Disposed Entities” shall have the meaning ascribed to it in the Recitals hereto.

“Electronic Means” shall mean the following communication methods: S.W.I.F.T., e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Indenture Trustee, or another method or system specified by the Indenture Trustee as available for use in connection with its services hereunder.

“FATCA” shall mean Sections 1471 through 1474 of the Code (or any regulations or agreements thereunder or official interpretations thereof) or any intergovernmental agreement between the United States and another jurisdiction entered into in connection with the implementation thereof (or any law implementing such an intergovernmental agreement).

“FATCA Withholding Tax” shall mean any withholding or deduction required pursuant to FATCA.

“Indenture” shall have the meaning ascribed to it in the Recitals hereto.

“Initial Purchasers” shall mean Morgan Stanley & Co. LLC., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Mizuho Securities USA LLC, SMBC Nikko Securities America, Inc., Barclays Capital Inc., Commerz Markets LLC, Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Fifth Third Securities,

Inc., J.P. Morgan Securities LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, RBC Capital Markets, LLC, TD Securities (USA) LLC, SG Americas Securities, LLC, SunTrust Robinson Humphrey, Inc., Citizens Capital Markets, Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC.

“Note Rate” shall mean the rate per annum at which interest accrues on each Class of each Series of Notes, which, with respect to the Series 2018-1, Class C-2023 Notes, is set forth in Section 2.01(a) hereof.

“Offering Memorandum” shall mean the Offering Memorandum dated June 26, 2018, relating to the issuance by the Issuers of the Series 2018-1, Class C-2023 Notes and the Series 2018-2, Class C-2028 Notes.

“Payment Date” shall mean the 15th day of each month or, if any such 15th day is not a Business Day, the next succeeding Business Day, beginning August 2018 with respect to the Series 2018-1, Class C-2023 Notes.

“Post ARD Note Spread” shall mean, for the Series 2018-1, Class C-2023 Notes, 1.00%.

“Purchase Agreement” shall mean the Purchase Agreement dated June 26, 2018, among the Issuers, Crown International, the Guarantor and Morgan Stanley & Co. LLC, relating to the purchase by the Initial Purchasers of the Series 2018-1, Class C-2023 Notes and the Series 2018-2, Class C-2028 Notes.

“Rated Final Payment Date” shall have the meaning ascribed to it in Section 2.01(b) hereof.

“Record Date” shall mean, with respect to any Payment Date, the close of business on the last Business Day of the month immediately preceding the month in which such Payment Date occurs.

“Risk Retention Amendments” shall have the meaning ascribed to it in Section 4.02 hereof.

“Series 2010 Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Series 2010-1 Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Series 2010-2 Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Series 2010-3 Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Series 2010-4 Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Series 2010-5 Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Series 2010-6 Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Series 2015 Notes” shall mean the Series 2015-1 Notes and the Series 2015-2 Notes.

“Series 2015-1 Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Series 2015-2 Notes” shall have the meaning ascribed to it in the Recitals hereto.

Words importing the masculine gender include the feminine gender.  Words importing persons include firms, associations and corporations.  Words importing the singular number include the plural number and vice versa.  Additional terms are defined in the body of this Series 2018-1, Class C-2023 Indenture Supplement.

In the event that any term or provision contained herein with respect to the Series 2018-1, Class C-2023 Notes shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Series 2018-1, Class C-2023 Indenture Supplement shall govern.

ARTICLE II

SERIES 2018-1, CLASS C-2023 NOTE DETAILS; FORM OF SERIES 2018-1, CLASS C-2023 NOTES

Section 2.01.   Series 2018-1, Class C-2023 Note Details.

(a)            The aggregate principal amount of the Series 2018-1, Class C-2023 Notes which may be initially authenticated and delivered under this Series 2018-1, Class C-2023 Indenture Supplement shall be issued in one Class having the Class designation, Initial Class Principal Balance, Note Rate and rating set forth below (except for Series 2018-1, Class C-2023 Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of Notes pursuant to Section 2.02 of the Indenture):

Class	Initial Class Principal Balance	Note Rate	Rating (Moody’s/Fitch)
Class C-2023	$250,000,000	3.720%	A2(sf)/Asf

(b)            The aggregate Outstanding Class Principal Balance of Series 2018-1, Class C-2023 Notes shall be due and payable in full on the Payment Date in July 2043 (such Payment Date, the “Rated Final Payment Date”).

(c)            For purposes of determining Accrued Note Interest, the Series 2015-1, Series 2015-2, Series 2018-1, Class C-2023 Notes and Series 2018-2, Class C-2028 Notes shall be deemed to be Class C Notes.

(d)            The Series 2018-1, Class C-2023 Notes shall be deemed to be “Fixed Rate Notes” as defined in the Indenture.

Section 2.02.   Delivery of Series 2018-1, Class C-2023 Notes.

Upon the execution and delivery of this Series 2018-1, Class C-2023 Indenture Supplement, the Issuers shall execute and deliver to the Indenture Trustee and the Indenture Trustee shall authenticate the Series 2018-1, Class C-2023 Notes and deliver the Series 2018-1, Class C-2023 Notes to the Depositary.

Section 2.03.   Form of Series 2018-1, Class C-2023 Notes.

The Series 2018-1, Class C-2023 Notes shall be in substantially the form set forth in the Indenture, each with such variations, omissions and insertions as may be necessary.

ARTICLE III

REPRESENTATIONS, WARRANTIES, AND COVENANTS

Section 3.01.   Representations of Issuer Entity.

(a)            The Issuer Entity represents and warrants to the Indenture Trustee that the statements set forth in Article VI of the Indenture will be true, correct, and complete in all material respects as of the date hereof, and in addition, represents and warrants as to Section 6.01 (a) or (b), as applicable, and (c) as to each of the Issuers.

(b)            The Issuer Entity represents and warrants as of the date hereof to the Indenture Trustee that no Default or Event of Default has occurred and is continuing.

(c)            The Issuer Entity represents and warrants that it will use the proceeds from the Series 2018-1, Class C-2023 Notes and the Series 2018-2, Class C-2028 Notes issued on the date hereof as described under “Use of Proceeds” in the Offering Memorandum.

Section 3.02.   Covenants of Issuer Entity.

The Issuer Entity covenants and agrees that until payment in full of the Notes, all accrued and unpaid interest and all other Obligations, the Issuer Entity shall, and shall cause all Persons to, perform and comply with the covenants in Article VII of the Indenture applicable to such Person.

Section 3.03.   Single-Purpose, Bankruptcy-Remote Representations, Warranties and Covenants.

The Issuer Entity hereby represents, warrants and covenants as of the date hereof and until such time as all Obligations are paid in full, as to itself and the other Issuer Parties, that each of the representations and warranties in Section 8.01 of the Indenture are true and correct as of the date hereof and the Issuer Entity shall, and shall cause the other Issuer Parties to, perform and comply with the covenants of Section 8.01 of the Indenture applicable to such Issuer Party.

ARTICLE IV

ADDITIONAL TERMS OF THE NOTES; AMENDMENTS TO INDENTURE

Section 4.01.   Additional Terms of the Series 2018-1, Class C-2023 Notes.

The prepayment terms and yield maintenance terms of the Series 2018-1, Class C-2023 Notes shall be as set forth in the Indenture, provided that, solely with respect to the Series 2018-1, Class C-2023 Notes:

(a)            The second sentence of Section 2.09(a) shall not apply, and the reference to “From and after the second (2nd) anniversary of the Closing Date” in the third sentence of such section shall be deemed to be a reference to “Following the Closing Date”.

(b)            The reference to “six (6) months” in the definition of “Yield Maintenance” shall be deemed to be a reference to “twelve (12) months”.

(c)            Each reference to “six (6) months” in Sections 2.09(a) and (b) shall be deemed to be a reference to “twelve (12) months”.

Section 4.02.   Amendments to the Indenture Related to Risk Retention.

The amendments to the Indenture set forth in Schedule II hereto (collectively, the “Risk Retention Amendments”) shall be effective from and after the Closing Date.

ARTICLE V

GENERAL PROVISIONS

Section 5.01.   Electronic Means

The Indenture Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Issuers shall provide to the Indenture Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuers whenever a person is to be added or deleted from the listing.  If the Issuers elect to give the Indenture Trustee Instructions using Electronic Means and the Indenture Trustee in its discretion elects to act upon such Instructions, the Indenture Trustee’s understanding of such Instructions shall be deemed controlling.  The Issuers understand and agree that the Indenture Trustee cannot determine the identity of the actual sender of such Instructions and that the Indenture Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Indenture Trustee have been sent by such Authorized Officer.  The Issuers shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Indenture Trustee and that the Issuers and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuers.  The Indenture Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Indenture Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction.  The Issuers agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Indenture Trustee, including without limitation the risk of the Indenture Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Indenture Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuers; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Indenture Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 5.02.   FATCA.

The Issuer Entity hereby covenants with the Indenture Trustee that, upon written request, it will provide the Indenture Trustee, to the extent available, with sufficient information so as to enable the Indenture Trustee to determine whether or not any payments made by it pursuant to this Indenture are classified as “withholdable payments” or “foreign pass thru payments” under FATCA. The Indenture Trustee shall be entitled to deduct FATCA Withholding Tax, and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such FATCA Withholding Tax.  Nothing in the immediately preceding sentence shall be construed as obligating the Issuers to make any “gross up” payment or similar reimbursement in connection with a payment in respect of which amounts are so withheld or deducted.

Section 5.03.   Date of Execution.

This Series 2018-1, Class C-2023 Indenture Supplement for convenience and for the purpose of reference is dated as of July 11, 2018.

Section 5.04.   Governing Law.

THIS SERIES 2018-1, CLASS C-2023 INDENTURE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY OF ITS PRINCIPLES OF CONFLICTS OF LAWS WHICH WOULD INVOKE THE SUBSTANTIVE LAW OF A DIFFERENT JURISDICTION) AS TO ALL MATTERS, INCLUDING WITHOUT LIMITATION, MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES.  THE ISSUERS IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS SERIES 2018-1, CLASS C-2023 INDENTURE SUPPLEMENT.

Section 5.05.   Waiver of Jury Trial.

EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.06.   Severability.

In case any provision in this Series 2018-1, Class C-2023 Indenture Supplement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.07.   Counterparts.

This Series 2018-1, Class C-2023 Indenture Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.

ARTICLE VI

APPLICABILITY OF INDENTURE

Section 6.01.   Applicability.

The provisions of the Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Series 2018-1, Class C-2023 Indenture Supplement.  The representations, warranties and covenants contained in the Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Issuers and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

CROWN CASTLE TOWERS LLC, as Issuer

By:	/s/ Daniel K. Schlanger
Name: Daniel K. Schlanger
Title: Senior Vice President, Chief Financial Officer & Treasurer

CROWN CASTLE SOUTH LLC, as Issuer

By:	/s/ Daniel K. Schlanger
Name: Daniel K. Schlanger
Title: Senior Vice President, Chief Financial Officer & Treasurer

CROWN COMMUNICATION LLC, as Issuer

By:	/s/ Daniel K. Schlanger
Name: Daniel K. Schlanger
Title: Senior Vice President, Chief Financial Officer & Treasurer

CROWN CASTLE TOWERS 05 LLC, as Issuer

By:	/s/ Daniel K. Schlanger
Name: Daniel K. Schlanger
Title: Senior Vice President, Chief Financial Officer & Treasurer

Series 2018-1, Class C-2023 Notes Indenture Supplement

CROWN CASTLE PR LLC, as Issuer

By:	/s/ Daniel K. Schlanger
Name: Daniel K. Schlanger
Title: Senior Vice President, Chief Financial Officer & Treasurer

CROWN CASTLE MU LLC, as Issuer

By:	/s/ Daniel K. Schlanger
Name: Daniel K. Schlanger
Title: Senior Vice President, Chief Financial Officer & Treasurer

CROWN CASTLE MUPA LLC, as Issuer

By:	/s/ Daniel K. Schlanger
Name: Daniel K. Schlanger
Title: Senior Vice President, Chief Financial Officer & Treasurer

Series 2018-1, Class C-2023 Notes Indenture Supplement

THE BANK OF NEW YORK MELLON, as successor to The Bank of New York as successor to JPMorgan Chase Bank, N.A., not in its individual capacity but solely as Indenture Trustee

By:	/s/ Leslie Morales
Name: Leslie Morales
Title: Vice President

Series 2018-1, Class C-2023 Notes Indenture Supplement

SCHEDULE II

(a)              Amendments to Section 1.01 (Definitions).  The following amendments are hereby made to the definitions set forth in Section 1.01 of the Indenture:

(i)                The definition of “Accrued Note Interest” shall be amended by inserting the phrase “starting with the Risk Retention Notes, and” inside the parenthetical immediately before the phrase “with the Class A-FX Notes and the Class A-FL Notes both deemed to be Class A Notes for such purposes”.

(ii)               The definition of “Consolidated DSCR” shall be amended by inserting the phrase “other than the Risk Retention Notes, and” immediately after the parentheses before the phrase “less amounts, if any, in the Liquidated Tower Replacement Account”.

(iii)             The definition of “DSCR” shall be amended by inserting the phrase “other than the Risk Retention Notes, and” immediately after the parentheses before the phrase “less amounts, if any, in the Liquidated Tower Replacement Account”.

(iv)             The definition of “DSCR” shall be amended by inserting the word “such” immediately before the phrase “Notes then Outstanding will be Outstanding for such twelve-month period”.

(v)              The definition of “Fixed Rate Notes” shall be replaced in its entirety with the following:

           “Fixed Rate Notes” shall mean the Class A-FX Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes, the Class G Notes and the Risk Retention Notes.

(vi)            The definition of “Monthly Payment Amount” shall be amended by inserting the phrase “(other than the Risk Retention Notes)” immediately before the phrase “prior to the Anticipated Repayment Date”.

(vii)           The definition of “Prepayment Consideration” shall be amended by inserting the following at the end of the definition:

“(other than the Risk Retention Notes). No Prepayment Consideration shall be payable in connection with prepayments of any Series of Risk Retention Notes and references to Prepayment Consideration with respect to a Class or Series in this Indenture shall not be deemed to refer to any Series of Risk Retention Notes.”

(viii)            The following new definitions shall be included in Section 1.01 of the Indenture immediately following the definition of “Restoration”:

“Risk Retention Notes” shall mean all Notes issued under the Indenture or any applicable Indenture Supplement, in each case that are designated Class R.

“Risk Retention Period” shall have the meaning ascribed to it in the applicable Indenture Supplement.

“Risk Retention Rules” shall mean Regulation RR, 17 C.F.R. Part 246, as in effect from time to time, together with any applicable laws, rules, regulations, interpretations, guidance and other statements promulgated or issued by Governmental Authorities with respect to credit risk retention in securitization transactions.

(b)               Amendments to Section 2.01 (the Notes).  The following amendments are hereby made to Section 2.01 of the Indenture:

(i)                The following sentence shall be inserted as the penultimate sentence of Section 2.01(a):

“For purposes of this Indenture, the Risk Retention Notes and any other Notes held by Crown International or its Affiliates in order to comply with the Risk Retention Rules shall be deemed to be held by Institutional Accredited Investors that are not Qualified Institutional Buyers.”

(ii)               The following sentence shall be inserted as the penultimate sentence of Section 2.01(b):

“The Issuers shall notify the Indenture Trustee in the applicable Issuer Entity Order if Notes are to be authenticated and delivered as Definitive Notes under this Indenture that are not Risk Retention Notes but are being issued in order to comply with the Risk Retention Rules.”

(c)               Amendments to Section 2.09 (Prepayment).  The following amendments are hereby made to Section 2.09 of the Indenture:

(i)               The phrase “(other than the Risk Retention Notes)” shall be inserted immediately after the phrase “Prior to the second (2nd) anniversary of the Closing Date, the Issuers may not prepay the Notes” in Section 2.09(a).

(ii)             The phrase “(other than the Risk Retention Notes)” shall be inserted immediately after the phrase “From and after the second (2nd) anniversary of the Closing Date, the Issuers may prepay the Notes” in clause (B) of Section 2.09(a).

(iii)            The phrase “(other than the Risk Retention Notes)” shall be inserted immediately after the phrase “then to reduce the Class Principal Balance of any Class of Notes having a later alphabetical designation than the Class D Notes” in clause (y) of Section 2.09(a).

(iv)            The phrase “(other than the Risk Retention Notes)” shall be inserted immediately after the phrase “then to reduce the Class Principal Balance of any Class of Notes having a later alphabetical designation than the Class D Notes of such Series” in clause (z) of Section 2.09(a).

(v)             The following sentence shall be added as the last sentence of Section 2.09(a):

(vi)              “The Risk Retention Notes of a Series may only be prepaid, canceled or otherwise retired as provided in the applicable Indenture Supplement.”

(vii)           The phrase “(other than the Risk Retention Notes)” shall be inserted immediately after the phrase “In connection with each disposition of a Tower Site as contemplated in Section 7.32 herein, the Issuers shall prepay the Notes” in Section 2.09(b).

(viii)         The phrase “(other than the Risk Retention Notes)” shall be inserted immediately after the phrase “and second, to prepay the Notes” in Section 2.09(b).

(d)              Amendments to Section 2.10 (Post-ARD Additional Interest).  The following amendments are hereby made to Section 2.10 of the Indenture:

(i)               The phrase “(other than the Risk Retention Notes)” shall be inserted immediately after the phrase “shall begin to accrue from and after the Anticipated Repayment Date on the Class Principal Balance of each Class of Notes”.

(ii)              The phrase “(other than the Risk Retention Notes)” shall be inserted immediately after the phrase “will not be payable until the aggregate Class Principal Balance of all Classes of Notes”.

(iii)             The following sentence shall be added as the last sentence of Section 2.10:

(iv)              “Post-ARD Additional Interest will not accrue or be payable on the Risk Retention Notes.”

(e)              Amendments to Application of Funds After Event of Default.  The following amendments are hereby made to Section 3.05 of the Indenture:

(i)                 the word “twentieth” in the penultimate sentence shall be replaced with “twenty-fourth”.

(f)               Amendments to Section 4.01 (Security Interest in Reserves; Other Matters Pertaining to Reserves).  The following amendments are hereby made to Section 4.01 of the Indenture:

(i)                 the word “twentieth” shall be replaced with “twenty-fourth” in clause (i) of Section 4.01(b).

(g)             Amendments to Section 4.06 (Cash Trap Reserve).  The following amendments are hereby made to Section 4.06 of the Indenture:

(i)               The phrase “other than the Risk Retention Notes and” shall be inserted inside the parenthetical immediately before the phrase “together with any required Prepayment Consideration” in clause (B) of the second sentence of Section 4.06.

(ii)              The phrase “(other than the Risk Retention Notes)” shall be inserted immediately after the phrase “and so on until the Class Principal Balances of all Classes of Notes” in clause (B) of the second sentence of Section 4.06.

(iii)            The phrase “(other than the Risk Retention Notes)” shall be inserted immediately after the phrase “After the Anticipated Repayment Date for any particular Series of Notes then Outstanding” in the third sentence of Section 4.06.

(iv)            The phrase “other than the Risk Retention Notes,” shall be inserted inside the parenthetical immediately before the phrase “and not any Series of Notes in respect of which the Anticipated Repayment Date has not occurred” in clause (B) of the third sentence of Section 4.06.

(h)             Amendments to Section 5.01 (Payments).  The following amendments are hereby made to Section 5.01 of the Indenture:

(i)               The phrase “(other than the Risk Retention Notes)” shall be inserted immediately after the phrase “having a later alphabetical designation than the Class D Notes” in clause Seventh of Section 5.01(a).

(ii)              The phrase “for any Series of Notes then Outstanding (other than the Risk Retention Notes)” shall be inserted immediately after the phrase “prior to the Anticipated Repayment Date” in clause Twelfth of Section 5.01(a).

(iii)             The phrase “(other than the Risk Retention Notes)” shall be inserted immediately after the phrase “to the holders of any Classes of Notes having a later alphabetical designation than the Class D Notes” in clause Seventeenth of Section 5.01(a).

(iv)            The phrase “(other than the Risk Retention Notes)” shall be inserted  immediately after the phrase “for a particular Series of Notes then Outstanding” in clause Eighteenth of Section 5.01(a).

(v)             The phrase “, other than the Risk Retention Notes” shall be inserted inside the parenthetical and immediately after the phrase “or subsequent alphabetical designation” in clause Eighteenth of Section 5.01(a).

(vi)            The phrase “(other than the Risk Retention Notes)” shall be inserted immediately after the phrase “after the Outstanding principal balance of all Classes of Notes” in clause Nineteenth of Section 5.01(a).

(vii)           The phrase “(other than the Risk Retention Notes)” shall be inserted immediately after the phrase “to the holders of each Class of Notes” in clause Nineteenth of Section 5.01(a).

(viii)           The word “such” in the phrase “such holders of the Fixed Rate Notes or to the Floating Rate Account as a consequence of the Value Reduction Amount” shall be replaced with the word “the” in clause Nineteenth of Section 5.01(a).

(ix)              The phrase “(other than the Risk Retention Notes)” shall be inserted immediately after the phrase “the Outstanding principal balance of all Classes of Notes” in clause Twentieth of Section 5.01(a).

(x)                Clause Twenty-first of Section 5.01(a) shall be replaced in its entirety with the following:

“Twenty-first, to the holders of the Risk Retention Notes in respect of interest pro rata based on the amount of Accrued Note Interest for each Note due on such Payment Date, up to an amount equal to all Accrued Note Interest in respect of each Risk Retention Note for such Payment Date and, to the extent not previously paid, for all prior Payment Dates;

Twenty-second, during an Amortization Period or the continuation of an Event of Default, to the holders of the Risk Retention Notes in respect of principal pro rata based on the Note Principal Balance of each such Note on such Payment Date, up to an amount equal to the Class Principal Balance of the Risk Retention Notes;

Twenty-third, if an Amortization Period is not then in effect and no Event of Default has occurred and is continuing, at any time after the Anticipated Repayment Date for a particular Series of Risk Retention Notes then outstanding, pro rata to the holders of the Notes of such Series and each other Series of Risk Retention Notes in respect of which the Anticipated Repayment Date has occurred, in respect of principal based on the Note Principal Balance of each such Note on such Payment Date, up to an amount equal to the Class Principal Balance of the Risk Retention Notes;

Twenty-fourth, to the holders of the Risk Retention Notes pro rata based on the Value Reduction Amount for each Series, an amount equal to any Value Reduction Amount Interest Restoration Amount for the Risk Retention Notes; and

Twenty-fifth, to pay any remaining amount to, or at the direction of, the Issuer Entity.”

(xi)              The phrase “(other than the Risk Retention Notes)” shall be inserted immediately after the phrase “the Indenture Trustee shall pay any Prepayment Consideration received in respect of any Class or Series of Notes” in Section 5.01(b).

(i)                 Amendments to Section 5.02 (Payments of Principal).  The following amendments are hereby made to Section 5.02 of the Indenture:
(i)                 The phrase “and, in the case of the Risk Retention Notes, only after all other required payments of principal, interest and other amounts in respect of the Notes of each other Class have been made on the applicable Payment Date.” shall be added to the end of the first sentence of Section 5.02.

(ii)              The phrase “, or, in the case of the Risk Retention Notes, only after all other required payments of principal, interest and other amounts in respect of the Notes of each other Class have been made.” shall be added to the end of the second sentence of Section 5.02.

(j)               Amendments to Section 7.06 (Operation and Maintenance of the Tower Sites; Casualty; Condemnation).  The following amendments are hereby made to Section 7.06 of the Indenture:

(i)               The phrase “(other than in respect of the Risk Retention Notes)” shall be inserted immediately after the phrase “the Pre-Existing Condition will be completed not later than six (6) months prior to the Anticipated Repayment Date” in Section 7.06(c).

(k)              Amendments to Section 10.01 (Events of Default).  The following amendments are hereby made to Section 10.01 of the Indenture:

(i)               The phrase “(other than in respect of the Risk Retention Notes)” shall be inserted immediately after the phrase “Failure of the Issuers to make any payment of interest” in Section 10.01(a).

(ii)              The phrase “, other than the Risk Retention Notes,” shall be inserted immediately after the phrase “other than Crown Atlantic or Crown GT under any Transaction Documents” in Section 10.01(b).

(iii)             The phrase “and the Risk Retention Notes” shall be inserted immediately after the phrase “any non-monetary covenant or agreement contained in any Transaction Document other than this Indenture” in Section 10.01(d).

(iv)            The phrase “, other than the Risk Retention Notes,” shall be inserted immediately after the phrase “Any default on the obligations of the Guarantor, the Issuer Entity or any of the direct or indirect subsidiaries of the Issuer Entity other than Crown Atlantic or Crown GT under any Transaction Document” in Section 10.01(e).

(l)               Amendments to Section 10.02 (Acceleration and Remedies).  The following amendments are hereby made to Section 10.02 of the Indenture:

(i)                the word “twentieth” shall be replaced with “twenty-fourth” in Section 10.02(d).

(m)             Other Amendments. In addition to the amendments set forth above, the Indenture is hereby deemed further amended as necessary to ensure compliance with the Risk Retention Rules and to give effect to the amendments set forth above.